      As filed with the Securities and Exchange Commission on May 6, 2004.

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                             FIRST BUSEY CORPORATION
               (Exact name of issuer as specified in its charter)

           Nevada                                                37-1078406
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

      201 W. Main Street
        Urbana, Illinois                                            61801
(Address of principal executive offices)                          (Zip Code)

                             FIRST BUSEY CORPORATION
                             2004 STOCK OPTION PLAN
                            (Full title of the plan)

         Douglas C. Mills                           Copies of Communications to:
    Chairman of the Board and
     Chief Executive Officer                            Stathy Darcy, Esq.
       201 W. Main Street                             Chapman and Cutler LLP
     Urbana, Illinois 61801                           111 West Monroe Street
        (217) 365-4556                               Chicago, Illinois 60603
(Name, address and telephone                            (312) 845-3000
number of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                          Proposed              Proposed
                                                           Maximum               Maximum
                                                          Offering              Aggregate             Amount of
Title of Securities                 Amount to be          Price Per             Offering            Registration
to be Registered(1)                  Registered           share(2)                Price                 Fee
-------------------               -----------------      ---------            ------------          ------------

Common Stock,
without par value                 1,000,000 shares         $27.18              $27,180,000             $3,444

===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Pursuant to Rule 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents which have been filed with the United States Securities and Exchange Commission by First Busey Corporation ("First Busey") pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

              (a) First Busey's Annual Report on Form 10-K (File No. 0-15950) for the fiscal year ended December 31, 2003.

              (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2003.

              (c) The description of First Busey's Common Stock which is contained in Form 8-A (1934 Act File No. 0-15950) filed with the Securities and Exchange Commission on April 30, 1990.

         All documents subsequently filed by First Busey pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 78.7502 of the Nevada Corporation Law ("NCL"), directors and officers may be indemnified against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and reasonably incurred as a result of specified actions or proceedings (including appeals), whether civil or criminal (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and for a purpose which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such an action (including appeals), except in respect of a claim, issue or matter as to which such person shall have been finally adjudged to be liable to the corporation, unless and only to the extent a court of competent jurisdiction deems proper.

         In accordance with Section 78.037(1) of the NCL, Article Tenth of the Corporation's Restated Articles of Incorporation, as amended, eliminates the personal liability of the

Corporation's directors to the Corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, with certain limited exceptions set forth in said Article Tenth and Section 78.037(1).

ITEM 8. EXHIBITS

EXHIBIT                                                                          PAGE NUMBER IN
NUMBER                   DESCRIPTION                                               SEQUENTIAL
                                                                                NUMBERING SYSTEM
  4.1     First Busey Corporation 2004 Stock Option Plan.....................

  5.1     Opinion of Chapman and Cutler LLP..................................

 23.1     Consent of Chapman and Cutler LLP (included in Exhibit 5.1)........

 23.2     Consent of McGladrey & Pullen, LLP.................................

 24.1     Power of Attorney (set forth on page II-4 of this Registration
          Statement).........................................................


ITEM 9. UNDERTAKINGS

              (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

                      (i) to include any prospectus required by section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) to include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

                  Section 13 or Section 159d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining any Liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such Liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Urbana, State of Illinois, on May 4, 2004.

                                        FIRST BUSEY CORPORATION


                                        By /S/ DOUGLAS C. MILLS
                                           -------------------------------------
                                                     Douglas C. Mills,
                                                 Chairman of the Board of
                                           Directors and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Douglas C. Mills and Barbara J. Kuhl and each of them, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 4, 2004.

          SIGNATURE                                        TITLE

                                                 Chairman of the Board and
     /S/ DOUGLAS C. MILLS                         Chief Executive Officer
-----------------------------------              (Principal executive officer)
       Douglas C. Mills

                                                  Chief Financial Officer
  /S/ BARBARA J. HARRINGTON                       (Principal financial and
-----------------------------------                 accounting officer)
    Barbara J. Harrington


    /S/ JOSEPH M. AMBROSE                                 Director
----------------------------------
      Joseph M. Ambrose


    /S/ DAVID L. IKENBERRY                                Director
-----------------------------------
      David L. Ikenberry

     /S/ E. PHILLIPS KNOX                                 Director
----------------------------------
       E. Phillips Knox


    /S/ V.B. LEISTER, JR.                                 Director
-----------------------------------
      V.B. Leister, Jr.


    /S/ JOSEPH E. O'BRIEN                                 Director
-----------------------------------
      Joseph E. O'Brien


     /S/ ARTHUR R. WYATT                                  Director
-----------------------------------
       Arthur R. Wyatt

EXHIBIT                                                                            PAGE NUMBER IN
NUMBER                                       DESCRIPTION                             SEQUENTIAL
                                                                                  NUMBERING SYSTEM
  4.1    First Busey Corporation 2004 Stock Option Plan.......................

  5.1    Opinion of Chapman and Cutler LLP....................................

 23.1    Consent of Chapman and Cutler LLP (included in Exhibit 5.1)..........

 23.2    Consent of McGladrey & Pullen, LLP...................................

 24.1    Power of Attorney (set forth on page II-4 of this Registration
         Statement)...........................................................